UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 1, 2010

TC Global, Inc.

(Exact Name of Registrant as Specified in its Charter)

Washington	001-33646	91-1557436
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3100 Airport Way South, Seattle, Washington 98134

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (206) 233-2070

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective July 1, 2010, the board of directors elected Walter Schoenfeld as a director of TC Global, Inc., to serve until the next annual meeting of shareholders and until his successor is duly elected and qualified. Mr. Schoenfeld fills the vacancy on the board of directors created by the retirement of Tom T. O’Keefe, our former chairman, on June 30, 2010. As previously disclosed, Mr. O’Keefe first announced his planned retirement at the annual meeting of shareholders held on March 26, 2010.

Walter Schoenfeld, is Chairman of Schoenfeld Group, a private investment company. Mr. Schoenfeld also currently serves as Director of Foundation Bank, Bellevue, WA. He previously served as Chairman of Vans lnc (NASDAQ) which was sold to VF Corporation. He has served on multiple public boards, including Reading Railroad, Sunshine Mining Co., and Anchor Fence.

He was a Vice President of the Seattle Supersonics Basketball Club and a General Partner in the Seattle Mariners Baseball Club. He also serves as a Trustee of the Barbara Sinatra Children’s Center at Eisenhower Hospital, Rancho Mirage, CA. and the Weizmann Institute of Science in Rehovot, Israel. Mr. Schoenfeld is a graduate of the University of Washington.

Effective July 8, 2010, the board of directors elected Scott Anderson as a director of TC Global, Inc., to serve until the next annual meeting of shareholders and until his successor is duly elected and qualified. Mr. Anderson fills the vacancy on the board of directors created by amendment of our amended and restated bylaws, as described below.

Scott Anderson has been a principal of Cedar Grove Partners, LLC, an investment and advisory concern since 1997, and a principal of Cedar Grove Investments, LLC, a private seed capital firm since 1998. From 1986 until 1997, Mr. Anderson was with McCaw Cellular/AT&T Wireless, most recently as Senior Vice President of the Acquisitions and Development group. Before joining McCaw Cellular in 1986, Mr. Anderson was engaged in private law practice. Mr. Anderson currently serves as a director of several private companies, including mInfo, Inc., CosComm International, Inc., Globys, Inc., Alcis Health, Inc., Root Wireless, Inc., and Anvil Corp. He is also a Director of Kratos Defense and Security Solutions, Inc. (NASDAQ: KTOS). Mr. Anderson is a member of the control group of LCW Wireless, LLC, a wireless operator in Oregon. He holds a B.A. in History from the University of Washington, Magna Cum Laude, and a J.D. from the University of Washington Law School, with highest honors.

Item 5.03	Amendments to Articles of Incorporation or Bylaws

Effective July 8, 2010, the board of directors adopted an amendment to our amended and restated bylaws that provides that the board of directors will consist of at least one and not more than nine individuals, with the precise number of directors to be determined from time to time by resolution of the board of directors. The bylaws previously had provided for a fixed board of seven members.

Concurrent with the adoption of the amendment, the board approved an increase in the number of directors from seven to eight members, creating the vacancy that the board filled by electing Mr. Anderson as a director. A copy of the amendment to the amended and restated bylaws is filed as Exhibit 3.1 hereto and incorporated by reference into this Item 5.03.

Item 8.01	Other Events

Effective July 1, 2010, the board appointed Carl Pennington as chairman of the board. Mr. Pennington continues to serve as a director and our president and chief executive officer.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

3.1	Amendment to Amended and Restated Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TC GLOBAL, INC.

Date: July 8, 2010	By:	/S/ CARL PENNINGTON
Carl Pennington
President and Chief Executive Officer

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